UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
August 10, 2011
Date of Report (date of Earliest Event Reported)
Converted Organics Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33304	20-4075963
(State or Other Jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification No.)
Incorporation or Organization)
137A LEWIS WHARF, BOSTON, MASSACHUSETTS 02110
(Address of principal executive offices and zip code)
617-624-0111
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed from last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement.
     On August 10, 2011, Converted Organics Inc. (“Company,” “we,” “our,” or “us”), Iroquois Master Fund, Ltd. (“IMF”) and Iroquois Capital Opportunity Fund, Ltd. (“ICOF”) entered into an agreement (“Agreement”) pursuant to which: (i) the repayment terms of the convertible note issued to IMF on April 20, 2011 in the aggregate original principal amount of $3,850,000 (the “Note”) were amended and (ii) the exercise prices of certain warrants previously issued to IMF and ICOF were amended.
     Pursuant to the original terms of the Note, we were required to repay the Note in five equal monthly installments commencing July 31, 2011, either in cash or in shares of our common stock; provided that we were not permitted to utilize shares of our common stock to make such repayment until certain conditions were met, including the registration statement registering the resale of the shares of common stock underlying the Note being declared effective by the Securities and Exchange Commission (“SEC”). As of the date hereof, such registration statement has not been declared effective, and as such, we would have been required to make the monthly Note repayment in cash. Pursuant to the Agreement, IMF agreed to delay the repayment dates such that we are now required to repay the Note in five equal installments on: (1) the twenty-third trading day immediately following the earlier to occur of: (A) the trading day on which the foregoing registration statement is declared effective by the SEC or (B) October 20, 2011 (the “First Installment Date”); (2) the twentieth trading day immediately following the First Installment Date (the “Second Installment Date”); (3) the twentieth trading day immediately following the Second Installment Date (the “Third Installment Date”); and (4) the maturity date, which is the twentieth trading day immediately following the Third Installment Date.
     Pursuant to the Agreement, we also agreed to lower the exercise price on the following warrants held by IMF and/or ICOF (as applicable) to $0.05 per share: (i) a Class C warrant to purchase 750,000 shares; (ii) a Class D warrant to purchase 350,000 shares; (iii) a Class F warrant to purchase 585,000 shares; (iv) a Class G warrant to purchase 2,500,000 shares; (v) a Class I warrant to purchase 1,163,362 shares; (vi) four Series A warrants to purchase an aggregate of 2,495,000 shares; (vii) four Series B warrants to purchase an aggregate of 14,463,768 shares; (viii) four Series C warrants to purchase an aggregate of 2,495,000 shares; (ix) a Series A warrant to purchase 4,812,500 shares; (x) a Series B warrant to purchase 9,143,750 shares; and (xi) a Series C warrant to purchase 4,343,285 shares.
     The foregoing description of the Agreement is not complete and is subject to and qualified in its entirety by reference to the Agreement attached hereto as an exhibit and incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth in Item 1.01 is incorporated herein by reference.
Item 9.01 Financial Statement and Exhibits.
(a) Not applicable
(b) Not applicable.
(c) Not applicable.
(d) Exhibits.

10.1	Agreement by and among Converted Organics Inc., Iroquois Master Fund, Ltd. and Iroquois Capital Opportunity Fund, Ltd. dated August 10, 2011

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERTED ORGANICS INC.
Date: August 10, 2011	By:	/s/ Edward J. Gildea
		Name:	Edward J. Gildea
		Title:	Chief Executive Officer